EXHIBIT G

                                    EXHIBIT G

                      Information with Respect to Executive
                    Officers and Directors of the Undersigned
                    -----------------------------------------

       The following sets forth as to each of the executive officers and directors of the undersigned: his name; his business address; and his present principal occupation or employment and the name, principal business and address of any corporation or other organization in which such employment is conducted. Unless otherwise specified, the principal employer of each officer is Agway, AFC, or AHI, the business address of each of which is c/o Agway Inc., P.O. Box 4933, Syracuse, New York 13221-4933 (tel. 315-449-6436) and each such individual identified below is a citizen of the United States. The principal occupation of all directors of Agway is full-time farming. To the knowledge of the Reporting Persons, during the last five years, no such person has been convicted in a criminal proceeding (excluding traffic violations or similar misdemeanors), and no such person was a party to a civil proceeding of a judicial or administrative body of competent jurisdiction as a result of which he was or is subject to a judgment, decree or final order enjoining future violations of, or prohibiting or mandating activities subject to, federal or state securities law or finding any violation with respect to such laws except as reported in Item 2(d) of this
Schedule 13D.


                                                   Agway Inc. Officers
                                                   -------------------
                                                                                                           Shares
                                                                                                        Beneficially
       Name                            Present Principal Occupation                                        Owned
---------------------         --------------------------------------------------                        ------------
Donald P. Cardarelli          President and Chief Executive Officer                                            0
Daniel J. Edinger             President, Telmark LLC                                                           0
John F. Feeney                Corporate Controller                                                             0
Robert A. Fischer, Jr.        President, Agriculture and Retail Group                                     13,000
David M. Hayes                Senior Vice President, General Counsel and Secretary                             0
Stephen H. Hoefer             Senior Vice President, Public Affairs                                            0
Michael R. Hopsicker          President, Agway Energy Products LLC                                             0
Karen A. Johnson              Treasurer                                                                        0
Dennis J. LaHood              President, Country Products Group                                                0
Peter J. O'Neill              Senior Vice President, Finance & Control                                         0
William L. Parker             Vice President and Chief Information Officer                                     0
Robert D. Sears               Vice President, Membership                                                       0
Gerald R. Seeber              Senior Vice President, Administrative Services and President,                    0
                              Agway Insurance Group
G. Leslie Smith               Vice President and Chief Investment Officer                                      0




                                             Agway Inc. Board of Directors
                                             -----------------------------
                                                                                                            Shares
                                                                                                         Beneficially
     Name                        Business Name                    Business Address                          Owned
------------------           -----------------------          ------------------------                   ------------
Ralph H. Heffner             Jersey Acres Farms Inc.          RD2, Box 422                                  1,000
                                                              Panther Valley Road
                                                              Pine Grove, PA 17963
Gary K. Van Slyke            Van Slyke's Dairy Farm           5633 Griffith Road                                0
                                                              Portageville, NY 14536
Kevin B. Barrett             Heavenly View Farm               RD 4, Box 175                                     0
                                                              Barrett Road
                                                              Towanda, PA 18848
Keith H. Carlisle            Carlisle Bros., Inc.             RD 1, Box 72A                                 4,000
                                                              Rt. 36
                                                              Greenwood, DE 19950
D. Gilbert Couser            Shawangunk View Farm             426 Drexel Dr.                                    0
                                                              Pine Bush, NY 12566
Andrew J. Gilbert            Adon Farms                       Box 517                                       1,000
                                                              State Highway 72
                                                              Potsdam, NY 13676
Peter D. Hanks               Big Green Farms, Inc.            Star Route, Box 41                                0
                                                              Hanks Road
                                                              Salem, NY 12865
Robert L. Marshman           Marshman Farms                   RD 3, Box 116 (E. River Rd.)                      0
                                                              Oxford, NY 13830
Jeffrey B. Martin            Martin Farms                     RD #4, Ridge Road                             1,000
                                                              Cazenovia, NY 13035
Samuel F. Minor              The Spring House                 1531 Rt. 136                                      0
                                                              Spring House
                                                              Washington, PA  15301
Carl D. Smith                Hillacre Farms                   RD 1, Box 1335                               15,000
                                                              Smith Road
                                                              Corinna, ME 04928
Thomas E. Smith              Lazy Acres Dairy                 180 Osborn Rd.                                    0
                                                              Greenville, PA 16125
Joel L. Wenger               Weng-Lea Farms                   8988 Hades Church Rd.                             0
                                                              Greencastle, PA 17225
Edwin C. Whitehead           White Ayr Farms                  71 Popple Swamp Rd.                           3,000
                                                              Washington Depot, CT  06794
William W. Young             Will-O-Crest Farm                800 County Rd. 27                             1,987
                                                              Clifton Springs, NY 14432


                           Agway Financial Corporation
                         Board of Directors and Officers
                         --------------------------------
      Name                                  Present Title                     Shares Beneficially Owned
---------------------                   ----------------------                -------------------------
Donald P. Cardarelli                    Chairman of the Board,                                    0
                                        President, & Director

Peter J. O'Neill                        Vice President & Director                                 0

David M. Hayes                          Director                                                  0

Karen A. Johnson                        Treasurer                                                 0

                               Agway Holdings Inc.
                          Board of Directors & Officers
                          -----------------------------
     Name                                    Present Title                     Shares Beneficially Owned
---------------------                   -------------------------              -------------------------
Donald P. Cardarelli                    Chairman of the Board,                                    0
                                        President, & Director

Peter J. O'Neill                        Vice President & Director                                 0

Dennis J. LaHood                        Vice President                                            0

David M. Hayes                          Director                                                  0

Karen A. Johnson                        Treasurer                                                 0